UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 22, 2003 (January 22, 2003)

ALTERRA HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE                                 1-11999                                39-1771281
(State or other jurisdiction of         (Commission file number)        (I.R.S. Employer
incorporation or organization)                                                    Identification No.)

10000 Innovation Drive
Milwaukee, Wisconsin 53226
(Address of principal executive offices)

(414) 918-5000
(Registrant's telephone number, including area code)

Item 3.                Bankruptcy or Receivership

        On January 22, 2003, Alterra Healthcare Corporation, a Delaware corporation (the “Corporation”), filed a voluntary petition for relief (the “Chapter 11 Filing”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case No. 03-10254. None of the Corporation's subsidiaries or affiliates are included the Chapter 11 Filing. The Corporation remains in possession of its assets and properties and continues to operate its business as a “debtor-in-possession” (“DIP”) under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Corporation has not yet filed its plan of reorganization with the Bankruptcy Court.

Item 5.                Other Events

        In connection with the Chapter 11 Filing, the Corporation obtained commitments for up to $15 million in DIP financing, subject to Bankruptcy Court approval. The DIP financing is structured as a line of credit facility provided by Holiday Retirement Consulting Services LLC, HBK Master Fund, L.P., The Toronto-Dominion Bank, the Elsa D. Prince Living Trust and the Robert Haveman Living Trust, each of which is an affiliate of a principal holder of the pay-in-kind securities issued by the Corporation in the summer of 2000.

        In addition, Timothy J. Buchanan, Natalie K. Townsend and Jerry L. Tubergen have resigned from the Corporation's Board of Directors in recent months, and Gene E. Burleson has been elected Chairman of the Corporation's Board of Directors.

        The Corporation's press release dated January 22, 2003 announcing the Chapter 11 Filing, the DIP financing and the changes in the Corporation's Board of Directors is attached hereto as Exhibit 99.1 and incorporated by reference herein.

        The Corporation has continued it restructuring initiatives described in Note 2 to the consolidated financial statements contained in its Quarterly Report on Form 10-Q for the Quarter Ended September 30, 2002 (the “September 2002 10-Q”). As a result, the Corporation is providing the following updates to the description of certain of those restructuring initiatives:

•     With respect to the one remaining significantly “impaired” lender group that provided $171.0 million in aggregate financing (secured by mortgages on 27 residences with an aggregate capacity of 2,154 beds) described in the September 2002 10-Q, in January 2003, the Corporation entered into agreements pursuant to which: (i) the Corporation has agreed to manage these residences on an interim basis without a management fee, and to cooperate in transitioning management to any successor manager appointed by the credit participants, and (ii) the Corporation is entitled to be released of its guaranty and other principal obligations under this financing structure upon the satisfaction of certain conditions, including the payment of $5.7 million of fees to the credit participants on or prior to the confirmation of a plan of reorganization of the Corporation's Chapter 11 case.

•     With respect to other principal secured lenders described in the September 2002 10-Q, in December 2002 the Corporation entered into an agreement with a secured lender with respect to $50.1 million of indebtedness secured by 19 residences with an aggregate capacity of 891 beds, providing for, among other things, the extension of the maturity date to December 31, 2003, amendments of certain covenants and a forbearance with respect to certain existing or impending defaults.

•      With respect to the five multi-residence portfolios leased from various REITs referenced in the September 2002 10-Q, in January 2003 the Corporation completed the restructuring of the fifth (and final) REIT-leased portfolio. This restructuring included the amendment of certain lease covenants and terms and the conversion of the individual leases into a master lease.

•      With respect to the Corporation's joint venture arrangements described in the September 2002 10-Q, the Corporation has entered into an agreement with one of its joint venture partners pursuant to which the Corporation has agreed to purchase all of the remaining joint venture interests not held by the Corporation in eight (8) residences and to acquire promissory notes previously issued by the Corporation aggregating approximately $3.6 million in exchange for the Corporation's issuance, upon confirmation of a plan of reorganization in the Corporation's Chapter 11 case, of a $7.2 million, 5-year unsecured promissory note of the reorganized Corporation. Accordingly, the consummation of this transaction will be contingent upon, among other things, a successful Chapter 11 reorganization of the Corporation and Bankruptcy Court approval.
         Certain of the information contained herein and in the attached press release should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Corporation's current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Corporation's operations and business environments which may cause the actual results of the Corporation to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Corporation to continue as a going concern; the ability of the Corporation to continue to comply with the terms of the DIP financing; the Corporation's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by the Corporation; the ability of the Corporation to develop, prosecute, confirm and consummate a plan of reorganization with respect to the Chapter 11 proceedings; the Corporation's ability to secure equity or equity-linked financing in amounts necessary to effectively recapitalize the Corporation; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Corporation to propose and confirm a plan of reorganization, for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 case; the ability of the Corporation to obtain and maintain normal terms with vendors and service providers; the ability of the Corporation to obtain and maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the Corporation's liquidity or results of operations; the ability of the Corporation to fund and execute its business plan; the ability of the Corporation to attract, retain and motive key executives and associates; the ability of the Corporation to attract residents to its facilities and retain such residents; general economic conditions; government legislation and regulation; and other risks and uncertainties as may be set forth from time to time in the Corporation's reports filed with the Securities and Exchange Commission.

         Similarly, these and other factors, including the terms of any reorganization plan that is ultimately confirmed, can affect the value of the Corporation's various pre-petition liabilities, common stock and other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies, and it is possible that the Corporation's equity will be restructured in a manner that will substantially reduce or eliminate any remaining value. Accordingly, the Corporation urges that appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.

Item 7.                Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.         Description
99.1                Press Release issued January 22, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 22, 2003

ALTERRA HEALTHCARE CORPORATION
(Registrant)

By:   /s/
Mark W. Ohlendorf, Chief Financial Officer,
Senior Vice President and Secretary

EXHIBIT INDEX

99.1        Press Release issued January 22, 2003

Exhibit 99.1

NEWS

For immediate release
CONTACT:        Mark Ohlendorf, Senior Vice President and Chief Financial Officer
(414) 918-5401

Alterra Healthcare Corporation Files
Voluntary Petition for Bankruptcy Reorganization

Normal Operations to Continue in Alterra Residences

Arranges for $15 Million of Debtor In Possession Financing

MILWAUKEE, WISCONSIN, January 22, 2003 – Alterra Healthcare Corporation (AMEX: ALI), a national provider of assisted living residences (the “Company”), today announced that, in order to facilitate and complete its on-going restructuring initiatives, the Company filed a voluntary petition with the U.S. Bankruptcy Court for the District of Delaware to reorganize under Chapter 11 of the U.S. Bankruptcy Code. In announcing today's Chapter 11 filing, Company management emphasized that the filing would not affect the normal operation of its assisted living residences. None of the Company's subsidiaries or affiliates are included in the Chapter 11 filing.

In conjunction with the filing, the Company has secured a $15 million debtor-in-possession (“DIP”) financing commitment, subject to Bankruptcy Court approval, from affiliates of certain principal holders of the Company's pay-in-kind securities issued in the summer of 2000. The Company expects that the DIP financing, together with the Company's cash flow from existing operations, will provide adequate liquidity to meet all future obligations to residents, employees and vendors and also to fund the costs of the bankruptcy proceedings. In addition, while there is no commitment or binding obligation at this time, the Company is in discussions with the DIP lenders and others regarding a possible equity or equity-linked investment in the Company upon the confirmation of the Company's plan of reorganization (“Exit Equity Financing”).

“We believe the Chapter 11 filing is the appropriate and necessary next step to conclude the reorganization initiatives we began in 2001,” said Patrick Kennedy, Chief Executive Officer and President. “The focus of our restructuring efforts to date has been portfolio rationalization and the restructuring of our senior financing obligations with secured lenders and lessors. During this time, the Company has disposed of over 100 non-strategic or under-performing residences and has restructured its commitments with many of its senior financing sources, while continuing to strengthen its internal operations. We appreciate the participation and support we have received from our senior financing sources. The Chapter 11 process will now permit us to restructure our junior capital structure, which includes unsecured obligations and claims, convertible subordinated debentures and common stock. The Company is in discussions to obtain an Exit Equity Financing commitment and expects to file its plan of reorganization (“Plan of Reorganization”) during the first quarter of 2003. The confirmation of our Plan of Reorganization will enable the Company to conclude its restructuring process and to emerge with a sound capital structure.”

Mark Ohlendorf, Senior Vice President and Chief Financial Officer, added, “The Company has filed motions with the Bankruptcy Court seeking approval to continuing paying its critical vendors in the normal course. As such, we expect no disruption in the operation of the Company's residences and expect to continue to provide a high level of care and services to our over 14,000 residents.” Mr. Ohlendorf stated further, “Our Plan of Reorganization will benefit from the existence of many restructuring agreements that have been pre-negotiated with a number of parties, including certain of our lenders and lessors, since the commencement of our restructuring activities.”

In addition, the Company announced that in recent months Timothy J. Buchanan, Natalie K. Townsend and Jerry L. Tubergen have resigned from the Company's Board of Directors, and Gene Burleson has been elected Chairman of the Board of Directors.

About Alterra

Alterra offers supportive and selected healthcare services to our nation's frail elderly and is the nation's largest operator of freestanding Alzheimer's/ memory care residences. Alterra currently operates in 24 states.

Forward-Looking Statements

Certain of the information contained herein should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the Company's current views with respect to certain current and future events and financial performance. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company's operations and business environments which may cause the actual results of the Company to be materially different from any future results expressed or implied in such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; the ability of the Company to continue to comply with the terms of the DIP financing; the Company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by the Company; the ability of the Company to develop, prosecute, confirm and consummate a plan of reorganization with respect to the Chapter 11 proceedings; the Company's ability to secure Exit Equity Financing in amounts necessary to effectively recapitalize the Company; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, for the appointment of a Chapter 11 trustee or to convert the case to a Chapter 7 case; the ability of the Company to obtain and maintain normal terms with vendors and service providers; the ability of the Company to obtain and maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 proceedings on the Company's liquidity or results of operations; the ability of the Company to fund and execute its business plan; the ability of the Company to attract, retain and motive key executives and associates; the ability of the Company to attract residents to its facilities and retain such residents; general economic conditions; government legislation and regulation; and other risks and uncertainties as may be set forth from time to time in the Company's reports filed with the Securities and Exchange Commission.